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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-30142) and related Prospectus of Connetics Corporation for the registration of 139,255 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 2000, with respect to the consolidated financial statements of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                              /s/  ERNST & YOUNG LLP

Palo Alto, California
June 7, 2000